Exhibit 10.15
                    MULTI ACCOUNT 401(k) "MIRROR" PLAN SAMPLE
                       Nonqualified Deferred Compensation

                             Prototype Plan Document
                              (General MCG Version)
                      For Review by Client's Legal Counsel

1. Multi-Account deferral crediting options (401(k) plan funds) in 5% allocation amounts

2.       Deferral amounts:

         (a)      100% of base salary

         (b)      100% of bonus compensation (FICA from undeferred salary)

3.       Distribution Election Options:

         (a)      Retirement (Payout over up to 10 years)

         (b) Specific Future Year (Payout over up to 10 years). No limits on use.

         (c)      Change of Control

4.       Special Distributions

         (a)      Death, disability or termination (5 years)

         (b)      Hardship

         (c) Partial Forfeiture when non-hardship withdrawal (subject to committee approval) (10% amount, loss of plan participation for 1 year and committee approval)

         (d)      Small accounts under $25,000 lump sum at committee discretion

5. Company may provide employee match on some of the deferred funds on a fully discretionary basis. Salary deferral is required to earn the match. No vesting requirements on company matches (100% vested).

6.       Minimum deferral of $1000 (salary & bonus)

7.       Company pays annual administration fee until Participant is notified

                         REVIEWED & REVISED 12/18/96 SRR

                                   PLUMA, INC.

                           DEFERRED COMPENSATION PLAN




                                    12/18/96



Note:    This page should always accompany the attached prototype document


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                                TABLE OF CONTENTS
--------------------------------------------------------------------------------


ARTICLE                                                                                                        PAGE

ARTICLE I
INTRODUCTION                                                                                                      1
         1.1      Name of Plan                                                                                    1
         1.2      Purposes of Plan                                                                                1
         1.3      "Top Hat" Pension Benefit Plan                                                                  1
         1.4      Funding                                                                                         1
         1.5      Effective Date                                                                                  1
         1.6      Administration                                                                                  1

ARTICLE II
DEFINITIONS AND CONSTRUCTION                                                                                      2
         2.1      Definitions                                                                                     2
         2.2      Number and Gender                                                                               6
         2.3      Heading                                                                                         6

ARTICLE III
PARTICIPATION AND ELIGIBILITY                                                                                     7
         3.1      Participation                                                                                   7
         3.2      Commencement of Participation                                                                   7
         3.3      Cessation of Active Participation                                                               7

ARTICLE IV
DEFERRALS AND MATCHING CONTRIBUTIONS                                                                              8
         4.1      Deferrals by Participants                                                                       8
         4.2      Effective Date of Deferred Compensation Agreement                                               8
         4.3      Modification or Revocation of Election of Participant                                           8
         4.4      Matching Contributions                                                                          9

ARTICLE V
VESTING, DEFERRAL PERIODS AND EARNINGS ELECTION                                                                  10
         5.1      Vesting                                                                                        10
         5.2      Deferral Periods                                                                               10
         5.3      Earnings Election                                                                              10

ARTICLE VI
ACCOUNTS                                                                                                         11
         6.1      Establishment of Bookkeeping Accounts                                                          11
         6.2      Subaccounts                                                                                    11
         6.3      Hypothetical Nature of Accounts                                                                11





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                                TABLE OF CONTENTS
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ARTICLE VII
PAYMENT OF ACCOUNT                                                                                               12
         7.1      Timing of Distribution of Benefits                                                             12
         7.2      Adjustment for Investment Gains and Losses Upon a Distribution                                 13
         7.3      Form of Payment or Payments                                                                    13
         7.4      Designation of Beneficiaries                                                                   14
         7.5      Unclaimed Benefits                                                                             14
         7.6      Hardship Withdrawals                                                                           14
         7.7      Other Withdrawals                                                                              15

ARTICLE VIII
ADMINISTRATION                                                                                                   16
         8.1      Committee                                                                                      16
         8.2      General Powers of Administration                                                               16
         8.3      Costs of Administration                                                                        16
         8.4      Indemnification of Committee                                                                   16

ARTICLE IX
DETERMINATION OF BENEFITS, CLAIMS
PROCEDURE AND ADMINISTRATION                                                                                     17
         9.1      Claims                                                                                         17
         9.2      Claim Decision                                                                                 17
         9.3      Request for Review                                                                             17
         9.4      Review of Decision                                                                             18

ARTICLE X
MISCELLANEOUS                                                                                                    19
         10.1     Not Contract of Employment                                                                     19
         10.2     Non-Assignability of Benefits                                                                  19
         10.3     Withholding                                                                                    19
         10.4     Amendment and Termination                                                                      19
         10.5     No Trust Created                                                                               20
         10.6     Unsecured General Creditor Status Of Employee                                                  20
         10.7     Severability                                                                                   20
         10.8     Governing Laws                                                                                 20
         10.9     Binding Effect                                                                                 21
         10.10    Entire Agreement                                                                               21


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                            ARTICLE I - INTRODUCTION
--------------------------------------------------------------------------------



1.1      Name of Plan.

         Pluma, Inc. (the "Company") hereby adopts the Pluma, Inc. Deferred Compensation Plan for Selected Management Employees (the "Plan").

1.2      Purposes of Plan.

         The purposes of the Plan are to provide certain eligible employees of the Company the opportunity to defer elements of their compensation which might not otherwise be deferrable under other Company plans, including the Pluma, Inc. Profit Sharing 401(k) Plan (the "401(k) Plan") and to receive the benefit of additions to their deferral comparable to those obtainable under the 401(k) Plan in the absence of certain restrictions and limitations in the Internal Revenue Code.

1.3      "Top Hat" Pension Benefit Plan.

         The Plan is an "employee pension benefit plan" within the meaning of ERISA. However, the Plan is unfunded and maintained for a select group of management or highly compensated employees and, therefore, it is intended that the Plan will be exempt from Parts 2, 3 and 4 of Title 1 of ERISA. The Plan is not intended to qualify under Code section 401(a).

1.4      Funding.

         The Plan is unfunded. All benefits will be paid from the general assets of the Company.

1.5      Effective Date.

         The Plan is effective as of December 31, 1996.

1.6      Administration.

         The Plan shall be administered by the Committee.

                    ARTICLE II - DEFINITIONS AND CONSTRUCTION
--------------------------------------------------------------------------------



2.1      Definitions.

         For purposes of the Plan, the following words and phrases shall have the respective meanings set forth below, unless their context clearly requires a different meaning:

         (a) "Account" means the bookkeeping account maintained by the Company on behalf of each Participant pursuant to Article VI that is credited with Base Salary Deferrals, Bonus Deferrals and Matching Contributions made by the Company on behalf of each Participant pursuant to Article IV, and the earnings and losses on such amounts as determined in accordance with
                  Article V. As of any Valuation Date, a Participant's benefit under the Plan shall be equal to the amount credited to his Account as of such date.

         (b) "Base Salary" means the base rate of cash compensation paid by the Company to or for the benefit of a Participant for services rendered or labor performed while a Participant, including base pay a Participant could have received in cash in lieu of (A) deferrals pursuant to Section 4.1 and (B) contributions made on his behalf to any qualified plan maintained by the Company or to any cafeteria plan under section 125 of the Code maintained by the Company.

         (c) "Base Salary Deferral" means the amount of a Participant's Base Salary which the Participant elects to have withheld on a pre-tax basis from his Base Salary and credited to his Account pursuant to Section 4.1.

         (d) "Beneficiary" means the person or persons designated by the Participant in accordance with Section 7.4.

         (e) "Bonus Compensation" means the amount awarded to a Participant for a Plan Year under any bonus plan maintained by the Company.

         (f) "Bonus Deferral" means the amount of a Participant's Bonus Compensation which the Participant elects to have withheld on a pre-tax basis from his Bonus Compensation and credited to his account pursuant to Section 4.1.

         (g) "Change In Control" means the happening of any of the following events:

                           (i) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person") of beneficial

                    ARTICLE II - DEFINITIONS AND CONSTRUCTION
--------------------------------------------------------------------------------



                                    ownership  (within the meaning of Rule 13d-3
                                    promulgated  under the Exchange  Act) of 20%
                                    or more of either  (1) the then  outstanding
                                    shares of common  stock of the Company  (the
                                    "Outstanding  Company  Common Stock") or (2)
                                    the  combined   voting  power  of  the  then
                                    outstanding voting securities of the Company
                                    entitled to Vote  generally  in the election
                                    of  directors  (the   "Outstanding   Company
                                    Voting Securities"); provided, however, that
                                    the   following   acquisitions   shall   not
                                    constitute  a  Change  of  Control:  (A) any
                                    acquisition   directly   from  the   Company
                                    (excluding an  acquisition  by virtue of the
                                    exercise of a conversion privilege), (B) any
                                    acquisition   by  the   Company,   (C)   any
                                    acquisition by any employee benefit plan (or
                                    related  trust)  sponsored or  maintained by
                                    the   Company  or  any  of  its   affiliated
                                    companies or (D) any acquisition of the Company by any corporation pursuant to a reorganization, merger, consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection
                                    (iii) of this Section  2.1(g) are satisfied;
                                    or

                           (ii) Individuals who, as of the date hereof, constitute the Board (the Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (iii) Approval by the shareholders of the Company of a reorganization, merger or consoli dation, in each case, unless, following such reorganization, merger of consolidation
                                    (1) all or substantially all of the
                                    individuals and entities who were beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization,

                    ARTICLE II - DEFINITIONS AND CONSTRUCTION
--------------------------------------------------------------------------------

                                    merger   or   consolidation
                                    beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or of the corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation and (3) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger of consolidation; or

                          (iv) The approval by the shareholders of the Company of (1) a complete liquidation or dissolution of the Company or (2) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition,
                                    (A) more than 60% of, respectively, the
                                    outstanding shares of common stock of such corporation and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership, immediately

                    ARTICLE II - DEFINITIONS AND CONSTRUCTION
--------------------------------------------------------------------------------


                                    prior to such sale or other disposition,  of
                                    the  Outstanding  Company  Common  Stock and
                                    Outstanding  Company Voting  Securities,  as
                                    the case may be, (B) no Person  (other  than
                                    the Company and any  employee  benefit  plan
                                    (or related trust) of the Company or of such
                                    corporation  and  any  Person   beneficially
                                    owning,  immediately  prior to such  sale or
                                    other  disposition,   20%  or  more  of  the
                                    Outstanding    Company   Common   Stock   or
                                    Outstanding  Company Voting  Securities,  as
                                    the  case may be)  then  beneficially  owns,
                                    directly  or  indirectly,  20% or  more  of,
                                    respectively, the then outstanding shares of
                                    common  stock  of such  corporation  and the
                                    combined    voting   power   of   the   then
                                    outstanding   voting   securities   of  such
                                    corporation  entitled to vote  generally  in
                                    the   election   of   directors    and   (C)
                                    individuals   who   were   members   of  the
                                    Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

         (h)      "Code" means the Internal Revenue Code of 1986, as amended.

         (i)      "Committee" means the  administrative  committee  appointed by
                  the   Compensation   Committee  to  administer   the  Plan  in
                  accordance with Article VIII.

         (j)      "Company" means Pluma, Inc. and any successor thereto.

         (k) "Compensation Committee" means the Compensation Committee of the Directors.

         (l) "Deferral Period" means the period of time for which a Participant elects to defer receipt of the Base Salary Deferrals, Bonus Deferrals and Matching Contributions credited to such Participant's Account and shall be either the Retirement Date, a period of years to a Specific Future Year as specified in Section 5.2 or upon a Change In Control. Deferral Periods shall be measured on the basis of Plan Years, beginning with the Plan Year that commences immediately following the Plan Year for which the applicable Base Salary Deferrals, Bonus Deferrals and/or Matching Contributions are credited to the Participant's Account.

         (m) "Deferred Compensation Agreement" means the written agreement (regardless of how they may be titled) as prescribed by the Committee and entered into between the Company and a Participant pursuant to which the Participant elects the amount of his Base Salary and/or his Bonus Compensation to be deferred into the Plan, and the form of payment for such amounts, the Deferral Period and the deemed investment.

         (n)      "Directors" means the Board of Directors of the Company.

                    ARTICLE II - DEFINITIONS AND CONSTRUCTION
--------------------------------------------------------------------------------


         (o)      "Effective Date"  means December 15, 1996.

         (p)      "Employee" means any common-law employee of the Company.

         (q) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         (r)     "401(k) Plan" means the Pluma, Inc. Profit Sharing 401(k) Plan.

         (s) "Matching Contribution" means the amount, as determined by the Company on an annual basis, credited by the Company to the Account of each Participant based on such Participant's Base Salary Deferrals.

         (t) "Participant" means each Employee who has been selected for participation in the Plan and who has become a Participant pursuant to Article III.

         (u) "Plan" means the Pluma, Inc. Deferred Compensation Plan, as amended from time to time.

         (v)      "Plan  Year"  means  the   twelve-consecutive   month   period
                  commencing January 1 of each year ending on December 31.

         (w) "Retirement Date" means the date the Participant is eligible for and retires under any qualified retirement plan maintained by the Company.

         (x) "Specific Future Year" means a calender year in the future voluntarily elected by a participant to begin distribution of Base Salary Deferrals, Bonus Deferrals and Matching Contributions, limited only by the minimum and maximum Deferral Periods.

         (y) "Valuation Date" means the last business day of each calendar month and each special valuation date designated by the Committee.

2.2      Number and Gender.

         Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

2.3      Headings.

         The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.

                   ARTICLE III - PARTICIPATION AND ELIGIBILITY
--------------------------------------------------------------------------------


3.1      Participation.

         Participants in the Plan are those employees who are (a) subject to the income tax laws of United States, (b) members of a select group of highly compensated or management Employees of the Company, which Employees must meet the definition of a "Highly Compensated Employee" as defined in the Treasury Regulations to Section 414 of the Code, as amended, and (c) selected by the Committee, in its sole discretion, as Participants. The Committee shall notify each Participant of his selection as a Participant. Subject to the provisions of Section 3.3 a Participant shall remain eligible to continue participation in the Plan for each Plan Year following his initial year of participation in the Plan. The initial Participants in the plan, having been selected as per above, are signatories to this plan document by separate Addendum and by so signing such Addendum agree to be bound by the terms and provisions of this Plan. Additional participants, selected as per above, will join in the Plan by signing separate addendum agreements hereto.

         As a participant in this plan, an employee may also be eligible for a medical benefit continuation payment as determined by the Committee. This payment may be made at the discretion of the Committee to participants in this program when they have terminated employment with the company on a year to year basis. The payment if made will be in an amount equal to the tax due on the taxable income charged to said participant for his/her continuation in coverage under the company's medical program following termination.

3.2      Commencement of Participation.

         An Employee shall become a Participant effective as of the date the Committee determines, which date shall be on or after the date his
         Deferred Compensation Agreement becomes effective. The initial Participants in the Plan shall participate effective December 31, 1996.

3.3      Cessation of Active Participation.

         Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan shall cease to be a Participant hereunder effective as of any date designated by the Committee. Any such Committee action shall be communicated to such Participant prior to the effective date of such action.

                 ARTICLE IV - DEFERRALS & MATCHING CONTRIBUTIONS
--------------------------------------------------------------------------------



4.1      Deferrals by Participants.

         Before the first day of each Plan Year (or the remaining portion thereof for an Employee who commences participation in the Plan other than on the first day of a Plan Year), a Participant may file with the Committee a Deferred Compensation Agreement pursuant to which such Participant elects to make Base Salary Deferrals and/or Bonus Deferrals. Any such Participant election shall be subject to any maximum or minimum percentage or dollar amount limitations and to any other rules prescribed by the Committee in its sole discretion; however, the initial cap on the amount of base salary which may be deferred by each Participant shall be one-hundred percent (100%), and the initial cap on the amount of any bonuses which may be deferred by each Participant is one-hundred percent (100%). Base salary and bonus deferrals elected by a Participant must be in whole percentages, no fractional percentages being permitted. Furthermore, as a prerequisite to participate in this plan, the Participant must elect to defer a minimum of one thousand dollars $1,000) per Plan Year. Base Salary Deferrals will be credited to the Account of each Participant as of the last day of each calendar month, provided that such Participant is an Employee on the last day of such calendar month. A Participant whose employment terminates during the calendar month shall be paid the amount of his Base Salary Deferrals for such month in cash. Bonus Deferrals will be credited to the Account of each Participant as of the last day of the month in which such Bonus Compensation otherwise would have been paid to the Participant in cash, provided that the Participant is an Employee on the last day of such month. A Participant whose employment terminates during the calendar month in which his Bonus Compensation would have been paid to him in cash will be paid his Bonus Deferral in cash.

4.2      Effective Date of Deferred Compensation Agreement.

         A Participant's initial Deferred Compensation Agreement shall be effective as of the first payroll period after the date the Participant commences participation in the Plan. Each subsequent Deferred Compensation Agreement shall become effective on the first day of the Plan Year to which it relates. If a Participant fails to complete a Deferred Compensation Agreement on or before the date the Participant commences participation in the Plan or the first day of any Plan Year, the Participant shall be deemed to have elected not to make Base Salary Deferrals and/or Bonus Deferrals for such Plan Year (or remaining portion thereof if the Participant enters the Plan other than on the first day of a Plan Year).

4.3      Modification or Revocation of Election by Participant.

         A Participant may not change the amount of his Base Salary or Bonus Deferrals during a Plan Year. However, a Participant may discontinue a Base Salary Deferral election at any time by filing, on such forms and subject to such limitations and restrictions as the

                 ARTICLE IV - DEFERRALS & MATCHING CONTRIBUTIONS
--------------------------------------------------------------------------------


         Committee  may  prescribe  in  its  discretion,   a  revised   Deferred
         Compensation Agreement with the Committee.

         If approved by the Committee, revocation shall take effect as of the first payroll period next following its filing. If a Participant discontinues a Base Salary Deferral election during a Plan Year, he will not be permitted to elect to make Base Salary Deferrals again until the next Plan Year. Under no circumstances may a Participant's Deferred Compensation Agreement be made, modified or revoked retroactively.

4.4      Matching Contributions.

         The committee in its sole discretion may provide for a company match on any portion of the amount deferred. Included in the committee's discretion is the ability to name specific individuals to whom a match applies and the amount and timing of that match.

                      ARTICLE V - VESTING, DEFERRAL PERIODS
                              AND EARNINGS ELECTION
--------------------------------------------------------------------------------



5.1      Vesting.

         A Participant shall be 100% vested in his Account, including Matching Contributions, at all times.

5.2      Deferral Periods.

         A Deferral Period shall, at the Participant's election, be until (i) Retirement Date, or (ii) a Specific Future Year and upon (iii) a Change in Control. In the case of an election to defer until a Specific Future Year, the Deferral Period must be for any period of at least five (5) years or more, but may not end later than the year in which the Participant attains age 70, unless a Participant is over age 55 as of the date such Deferred Compensation Agreement is made with respect to such amount in which case the deferral period need only be for one (1) year. A Participant must specify on the Deferred Compensation Agreement the Deferral Period for the Base Salary Deferrals, Bonus Deferrals and Matching Contributions to be made to the Plan for the Plan Year (or the remaining portion thereof for a Participant who enters the Plan other than on the first day of a Plan Year) to which the Deferred Compensation Agreement relates, subject to certain rules as determined by the Committee from time to time. In the event a Participant does not elect a Deferral Period for any such Base Salary Deferrals, Bonus Deferrals and Matching Contributions for a Plan Year, such Participant shall be deemed to have elected a Deferral Period of five (5) years.

5.3      Earnings Elections.

         Amounts credited to a Participant's Account shall be credited with earnings and losses based on hypothetical investment directions made by the Participant, in accordance with investment deferral crediting options and procedures adopted by the Committee from time to time. The Company specifically retains the right in its sole discretion to change the investment deferral crediting options and procedures. Any amounts credited to a Participant's Account with respect to which a Participant does not provide investment direction shall be credited with earnings as if 100% of the amount was invested in the Stable Value Fund. A Participant's Account shall be adjusted as of each Valuation Date to reflect investment gains and losses.

                              ARTICLE VI - ACCOUNTS
--------------------------------------------------------------------------------



6.1      Establishment of Bookkeeping Accounts.

         A  separate   bookkeeping   account  shall  be   maintained   for  each
         Participant. Such account shall be credited with the Base Salary Deferrals and Bonus Deferrals made by the Participant pursuant to
         Section 4.1, and Matching Contributions made by the Company pursuant to
         Section 4.4 and credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 5.3.

6.2      Subaccounts.

         Within each Participant's bookkeeping account, separate subaccounts shall be maintained to the extent necessary for the administration of the Plan. For example, it may be necessary to maintain separate subaccounts where the Participant has specified different Deferral Periods, methods of payment or investment directions with respect to his Base Salary Deferrals, Bonus Deferrals and Matching Contributions for different Plan Years

6.3      Hypothetical Nature of Accounts.

         The account established under this Article VI shall be hypothetical in nature and shall be maintained for bookkeeping purposes only so that earnings and losses on the Base Salary Deferrals, Bonus Compensation Deferrals and Matching Contributions made to the Plan can be credited (or charged, as the case may be). Neither the Plan nor any of the accounts (or subaccounts) established hereunder shall hold any actual funds or assets. The right of any person to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Company. Any liability of the Company to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. Neither the Company, the Directors, nor any other person shall be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant or any other Person.

                        ARTICLE VII - PAYMENT OF ACCOUNT
--------------------------------------------------------------------------------



7.1      Timing of Distribution of Benefits.

         (a) Distribution of Base Salary Deferrals, Bonus Deferrals and Matching Contributions, if any, to a Participant shall be made as soon as practicable following the date the Deferral Period for such amounts ends. If the Participant elects to receive a distribution in the event of a Change in Control or Change in Financial Condition, distribution shall be made within 45 days of the Change in Control or Change in Financial Condition. Notwithstanding the foregoing, upon the Participant's retirement from the Company, the Participant's entire Account shall be distributed to him in not more than ten annual installments following his Retirement Date. In the event of the Participant's death (and provided the Participant is not presently receiving retirement or disability benefit payments under this Plan), the Participant's entire Account shall be distributed to his named Beneficiary in five annual installments. The Participant's entire Account shall be distributed to him in five annual installments following his permanent disability (as defined in the Company's long-term disability program). If the Participant dies while he is receiving retirement or permanent disability benefit payments hereunder, the Participant's remaining Account balance shall be distributed to his named Beneficiary in one lump sum. Furthermore, a Participant's entire Account balance shall be distributed to him in one lump sum if his employment with the Company is terminated for any reason other than death, retirement or permanent disability (as defined in the Company's long-term disability program). If the Participant dies and has not named a Beneficiary and filed such Beneficiary designation with the Company, the Participant's Account balance shall be paid to his surviving spouse, if any, or if none, to his Executor or administrator, or to his heirs at law if there is no administration of such Participant's estate, in one lump sum. Any distributions described in the
                  Section 7.1 as being payable in installments may be accelerated, including to lump sum, based upon a showing of a severe financial hardship in accordance with Section 7.6 by the Participant or his beneficiary.

                  Should the Participant so elect, the participant will receive a distribution of his account balance in a lump sum within 45 days of the failure of existing bank lines of credit to be renewed in the normal course of business or at the discretion of the committee should the committee determine that the company has undergone a material deterioration in financial condition.

                        ARTICLE VII - PAYMENT OF ACCOUNT
--------------------------------------------------------------------------------


         (b)      Distribution of Contribution to 401(k) Plan.

                  As soon as practicable, but in no event later than March 15 of the Plan Year following the Plan Year for which the Participant executed the Participation and Deferral Election Form and for which the participant indicated participation in the 401(k) wrap feature of the program, the lesser of (i) the allowable before-tax contribution which may be made on behalf of the Participant to the 401(k) Plan for the Plan Year for which the Participant executed the participation and Deferral Election Form, and (ii) the sum of the Salary Deferral and the Bonus Deferral for the Plan Year for which the Participant executed the Participation and Deferral Election Form, shall be paid directly to Participant as compensation earned in the Plan Year for which the Participation and Deferral Election Form applies, unless the Participant previously elected to have such amount contributed to the 401(k) Plan as an elective before-tax contribution. If the Participant elected to have such amount contributed to the 401(k) Plan as an elective before-tax contribution, such amount shall be distributed directly to the Participant's Account in the 401(k) Plan. Notwithstanding the preceding, the Plan shall not make distributions to the Participant or the 401(k) Plan in excess of the Participant's Account balance.

                  If, pursuant to the preceding paragraph, an elective before-tax contribution is distributed to the Participant's Account in the 401(k) Plan, the Company may, pursuant to the terms of the 401(k) Plan, make any matching contribution required on account of such elective before-tax contribution. An additional amount equal to the matching contribution required from the Company under the 401(k) Plan for such elective before-tax contribution may be deducted from the Matching Contribution in the Participant's Account.

         (c)      Distribution After Deferral Period

                  Distribution of that portion of a Participant's Account which is not distributed under Section 7.1(b) shall be made as soon as practicable following the date the Deferral Period for such amounts ends.

         (d) Anything to the contrary herein notwithstanding, if a Participant's Account is equal to or less than twenty-five thousand dollars ($25,000.00) when such Participant dies, retires or becomes permanently disabled, such Account balance shall be paid to such Participant or to his named Beneficiary in one lump sum.

7.2      Adjustment for Investment Gains and Losses Upon a Distribution.

         Upon a distribution pursuant to this Article VII, the balance of a Participant's Account shall be determined as of the Valuation Date immediately preceding the date of the distribution

                        ARTICLE VII - PAYMENT OF ACCOUNT
--------------------------------------------------------------------------------



         to be made and shall be adjusted for investment gains and losses which have accrued to the date of distribution but which have not been credited to his Account.

7.3      Form of Payment or Payments.

         Base Salary Deferrals, Bonus Deferrals and Matching Contributions shall be distributed in accordance with the form of payment elected by the Participant on the Deferred Compensation Agreement to which such amounts relate. The form of payment with respect to amounts and the earnings credited thereon may be in any of the following forms:

         (a)      A lump sum; or

         (b Installment payments for a period not to exceed ten years, subject to the limitations in Section 7.1, above.

         Installment payments shall be processed annually on the first business day of January of each Plan Year or quarterly on the first business day of each calendar quarter as elected by the Participant on the Deferred Compensation Agreement. Each installment payment shall be determined by multiplying the amounts to be distributed by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments to be made to Participant. Anything contained herein to the contrary notwithstanding, total distribution of a Participant's Account must be made by the date such Participant attains age 85. In the tax year prior to the year in which a distribution of a Participant's Account is scheduled to begin distribution (but no less than 60 days prior to the distribution date in all events), a Participant may request a change in form of payment which may be approved or disapproved by the Committee in its sole discretion.

7.4      Designation of Beneficiaries.

         Each Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. A beneficiary designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing the same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. If no such designation is on file with the Committee at the time of the death of the Participant or such designation is not effective for any reason as determined by the Committee, then the designated beneficiary or beneficiaries to receive such benefit shall be the Participant's surviving spouse, if any, or if none, the Participant's executor or administrator, or his heirs at law if there is no administration of such Participant's estate.

                        ARTICLE VII - PAYMENT OF ACCOUNT
--------------------------------------------------------------------------------



7.5      Unclaimed Benefits.

         In the case of a benefit payable on behalf of such Participant, if the Committee is unable to locate the Participant or beneficiary to whom such benefit is payable, such benefit may be forfeited to the Company, upon the Committee's determination. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be paid by the Company or restored to the Plan by the Company.

7.6      Hardship Withdrawals.

         A Participant may apply in writing to the Committee for, and the Committee may permit, a hardship withdrawal of all or any part of a Participant's Account if the Committee, in its sole discretion, determines that the Participant has incurred a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in section 152(a) of the
         Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee, in its sole and absolute discretion. The amount that may be withdrawn shall be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Committee. The Committee may require a Participant who requests a hardship withdrawal to submit such evidence as the Committee, in its sole discretion, deems necessary or appropriate to substantiate the circumstances upon which the request is based.

7.7      Other Withdrawals

         At any time, a Participant may request that 90% of all (or a designated portion of) his account balance may be paid to him. The Committee in its sole discretion may approve or disapprove such a request. If it approves the request and a Participant receives a payment under this Section, (1) the remaining 10% of the entire account balance (or designated portion of it) shall be permanently forfeited and shall not be paid to, or in respect of, the Participant; and (2) the Participant shall also lose the right to participate in the Plan until 1 Plan Year after receiving a distribution under this Section.

                          ARTICLE VIII - ADMINISTRATION
--------------------------------------------------------------------------------



8.1      Committee.

         The Plan shall be administered by a Committee appointed by the Compensation Committee of the Directors. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee may delegate to others certain aspects of the management and operational responsibilities of the Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals, provided that such delegation is in writing. The Committee shall be "named fiduciary" as that term is defined in Section 402(a)(2) of ERISA.

8.2      General Powers of Administration.

         The Committee shall have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in application of the foregoing, the Committee shall have the duty and power to interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, and Beneficiaries. The Committee may exercise the powers hereby granted in its sole and absolute discretion. No member of the Committee shall be personally liable for any actions taken by the Committee unless the member's action involves willful misconduct.

8.3      Costs of Administration

         The costs of administering the Plan shall be borne by the Company unless and until the Participant receives written notice of the imposition of such administrative costs, with such costs to begin with the next Plan Year and none may be assessed retroactively for prior Plan Years. Such costs shall be charged against the Participant's Account and shall be uniform for all Plan Participants. Such costs shall not exceed the standard rates for similarly designed nonqualified plans under administration by high quality third party administrators at the time such costs are initially imposed and thereafter.

8.4      Indemnification of Committee.

         The Company shall indemnify the members of the Committee against any and all claims, losses, damages, expenses, including attorney's fees, incurred by them, and any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the same is judicially determined to be attributable to their gross negligence or willful misconduct.
 .

                     ARTICLE IX - DETERMINATION OF BENEFITS,
                       CLAIMS PROCEDURE AND ADMINISTRATION
--------------------------------------------------------------------------------



9.1      Claims.

         A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Committee, setting forth his claim. The request must be addressed to the Committee at the Company at its then principal place of business.

9.2      Claim Decision.

         Upon receipt of a claim, the Company shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Company may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

         If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

         (1)      The specific reason or reasons for such denial;

         (2) The specific reference to pertinent provisions of the Plan on which such denial is based;

         (3) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

         (4) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

         (5) The time limits for requesting a review under Section 9.3 and for review under Section 9.4 hereof.

9.3      Request for Review.

         With sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Company review the determination of the Committee. Such request must be addressed to the Secretary of the Company, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Company. If the Claimant does not request a review of the

                     ARTICLE IX - DETERMINATION OF BENEFITS,
                       CLAIMS PROCEDURE AND ADMINISTRATION
--------------------------------------------------------------------------------



         Corporation's determination by the Secretary of the Company within such sixty (60) day period, he shall be barred and estopped from challenging the Company's determination.

9.4      Review of Decision.

         Within sixty (60) days after the Secretary's receipt of a request for review, he will review the Company's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                            ARTICLE X - MISCELLANEOUS
--------------------------------------------------------------------------------



10.1     Not Contract of Employment.

         The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

10.2     Non-Assignability of Benefits

         No Participant, Beneficiary or distributee of benefits under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such Participant, Beneficiary or other distributee for the payment of any debt judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of such Participant, Beneficiary or other distributee hereunder.

10.3     Withholding.

         All deferrals and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.

10.4     Amendment and Termination.

         The Compensation Committee may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made that would impair the rights of a Participant with respect to amounts already allocated to his Account. The Compensation Committee may terminate the Plan at any time. In the event that the Plan is terminated, the balance in a Participant's Account shall be paid to such Participant or his Beneficiary in a single cash lump sum, in full satisfaction of all such Participant's or Beneficiary's benefits hereunder. Any such amendment to or termination of the Plan shall be in writing and signed by a member of the Compensation Committee.

                            ARTICLE X - MISCELLANEOUS
--------------------------------------------------------------------------------



10.5     No Trust Created.

         Nothing contained in this Agreement, and no action taken pursuant to its provisions by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Company and the Participant, his beneficiary, or any other person.

10.6     Unsecured General Creditor Status Of Employee.

         The payments to Participant, his Beneficiary or any other distributee hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant Beneficiary or other distributee acquires a right to receive payments from the Company under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Company; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Company.

         In the event that, in its discretion, the Company purchases an insurance policy or policies insuring the life of the Employee (or any other property) to allow the Company to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, Beneficiary or other distributee shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Company shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of the Company hereunder. An Employee's participation in the underwriting or other steps necessary to acquire such policy or policies may be required by the Company and, if required, shall not be a suggestion of any beneficial interest in such policy or policies to a Participant.

10.7     Severability.

         If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

10.8     Governing Laws.

         All provisions of the Plan shall be construed in accordance with the laws of North Carolina except to the extent preempted by federal law.

                            ARTICLE X - MISCELLANEOUS
--------------------------------------------------------------------------------



10.9     Binding Effect.

         This Plan shall be binding on each Participant and his heirs and legal representatives and on the Company and its successors and assigns.

10.10    Entire Agreement.

         This document and any amendments contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.



IN WITNESS WHEREOF, the Company has caused this Plan to be properly executed on the ______ day of _________________, 1996.



                                       PLUMA, INC.


(Corporate Seal)                       By:______________________________

                                       Its:____________________________



Attested to:


------------------------------------
Secretary